UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) November 16, 2005

USN CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	33-42701	84-1186026
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor, Suite 200 Irving, Texas	76039
(Address of principal executive offices)	(Zip code)

(972) 686-9102

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2005, Paul Johnson announced his intention to resign as the Secretary of USN Corporation (the “Company”) effective immediately, and as a director of the Company effective December 1, 2005.

On November 16, 2005, the Board of Directors of the Company appointed Brad Berdow as the Company’s Secretary to replace Mr. Johnson. Since April 2003, Mr. Berdow has served in various senior management positions at USN Television Group, Inc., which was acquired by the Company in December 2004. Mr. Berdow began his career in television retail working at The Scoreboard, Inc. in 1994 where he worked as a product manager helping to supply sports collectibles and programming to various home shopping networks including QVC, The Home Shopping Network and Valuevision International (currently known as ShopNBC). Mr. Berdow received his MBA from The Wharton School of the University of Pennsylvania, and his JD from the University of Pennsylvania Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USN CORPORATION

Date: November 21, 2005	By:	/s/ Mark J. Miller
Name: Mark J. Miller Title: Chief Executive Officer

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